UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2007 (November 6, 2006)

LOTUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boca Corporate Plaza, 7900 Glades Road, Suite 420
Boca Raton, FL 33484
(Address of principal executive offices (zip code))

(877) 801-0344
(Registrant's telephone number, including area code)

S.E. Asia Trading Company, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On November 6, 2006, S.E. Asia Trading Company, Inc. (the “Company”) dismissed LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP) (“Lopez”) as the Company’s independent accountant and hired Sherb & Co. LLP as the Company’s independent accountant, subject to Board of Directors approval. The dismissal of Lopez and appointment of Sherb & Co. LLP was approved and ratified by our Board of Directors’ on December 8, 2006.

Lopez audited our financial statements for the periods ended December 31, 2005 and December 31, 2004. Lopez did not resign or decline to stand for re-election.

Lopez's report dated March 1, 2006 and May 20, 2005, on our balance sheet as of December 31, 2005 and 2004 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2005 and for the period from January 28, 2004 (inception) to December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report indicated we had suffered losses in 2005 and 2004 and that we were required to raise additional capital; and the report raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Lopez which occurred on November 8, 2006 and for the period from November 8, 2006 through December 8, 2006, the date our board of directors approved the dismissal of Lopez, we had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of Lopez, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The decision to change accountants from Lopez to Sherb & Co, LLP was approved by our Board of Directors on December 8, 2006. Sherb & Co. LLP was engaged by Liang Fang Pharmaceuticals Co., Ltd. (“Liang Fang”) in 2006. As a result of the Share Exchange Agreement by and among us and Lotus Pharmaceutical International, Inc. (“Lotus”) that closed on September 28, 2006, our operations are conducted solely through Liang Fang and its affiliated company, Beijing En Zhe Jia Shi Pharmaceutical Co., Ltd. (together, “Lotus East”). Accordingly, we believe that it is in our best interest to appoint Sherb & Co. LLP to be our independent registered accountant, and therefore will retain Sherb & Co. LLP as our new independent registered accounting firm.

During our two most recent fiscal years and the subsequent interim period prior to retaining Sherb & Co., LLP, which occurred on November 8, 2006 and was approved by or board of directors on December 8, 2006: (1) Neither we nor anyone on our behalf consulted Sherb & Co., LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-B and (2) Sherb & Co., LLP did not  provide us with a written  report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from LBB & Associates Ltd., LLP dated April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lotus Pharmaceuticals, Inc.

By:	/s/ Adam Wasserman
Adam Wasserman
Chief Financial Officer